ARTICLES OF AMENDMENT

                                      TO

                           ARTICLES OF INCORPORATION

                                      OF

                          MERIT MEDICAL SYSTEMS, INC.


      Pursuant to the provisions of the Utah Revised Business Corporation Act, the undersigned corporation (the "Corporation") hereby adopts the following Articles of Amendment to its Articles of Incorporation:

                                      I.

      The name of the corporation is Merit Medical Systems, Inc.


                                      II.

      The following Amendments to the Articles of Incorporation were adopted by the shareholders of the Corporation on May 21, 1997 in the manner prescribed by the Utah Revised Business Corporation Act:

      A. Article IV of the Articles of Incorporation is hereby amended to read as follows:

                                  ARTICLE IV
                               AUTHORIZED SHARES

                  The  total  number  of  shares  of  capital  stock  which  the corporation shall have authority to issue is 25 million (25,000,000) of which five million (5,000,000) shall be shares of preferred stock, no par value (hereinafter called "Preferred Stock") and 20 million (20,000,000) shall be shares of common stock, no par value (hereinafter called "Common Stock").

                  The   designation,    powers,   preferences    and   relative,
            participating, optional or other special rights, and qualifications,

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            limitations or restrictions thereof, of each class of stock, and the express  grant of authority to the board of directors to amend these
            Articles  of   Incorporation   to  fix  the   designation,   powers,
            preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of each share of Preferred Stock which are not fixed by these Articles of Incorporation, are as follows:

            A.    PREFERRED STOCK

                  1. Number; Series. The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated and expressed in an amendment to these Articles of Incorporation providing for the issue of such series. The board of directors of the corporation is hereby expressly vested with authority to amend the Articles of Incorporation, without shareholder action or approval, to: (a) create one or more series of Preferred Stock, fix the number of shares of each such series (within the total number of authorized shares of Preferred Stock available for designation as a part of such series), and designate and determine, in whole or part, the preferences, limitations, and relative rights of each series of Preferred Stock; (b) alter or revoke the preferences, limitations and relative rights granted to or imposed upon any wholly unissued series of Preferred Stock; or (c) increase or decrease the number of shares constituting any series of Preferred Stock (the number of shares of which was originally fixed by the board of directors) either before or after the issuance of shares of the series, provided that the number may not be decreased below the number of shares of such series then outstanding, or increased above the total number of authorized shares of the Preferred Stock available for designation as a part of such series. Without limiting the foregoing, the authority of the board of directors with respect to each such series shall include, but not be limited to, the determination or fixing of the following:

                        (i) The  distinctive  designation  and  number of shares
            comprising such series, which number may (except where otherwise provided by the board of directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the board of directors;

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                        (ii) The dividend  rate of such series,  the  conditions
            and times upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or series thereof, or on the other series of the same class, and whether dividends shall be cumulative or noncumulative;

                        (iii) The conditions upon which the shares of such series shall be subject to redemption by the corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

                        (iv) Whether or not the shares of the series shall be subject to the operation of retirement or sinking fund provisions to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                        (v) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

                        (vi) Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, subject to the limitations hereinafter set forth, the terms of such voting rights;

                        (vii) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or upon distribution of assets of the corporation;

                        (viii) Any other powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the board of directors may deem advisable.

                  2. Dividends. The holders of the shares of Preferred Stock of each series shall be entitled to receive, when and as declared by the board of directors, out of the funds legally available

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            for the  payment of  dividends,  dividends  at the rate fixed by the board of directors for such series for the current period and, if cumulative, for all prior periods for which such dividends are cumulative.

                  Whenever,  at any  time,  dividends  on the  then  outstanding
            Preferred Stock as may be required with respect to any series outstanding shall have been paid or declared and set apart for payment on the then outstanding Preferred Stock, and after complying with respect to any retirement or sinking fund or funds for all applicable series of Preferred Stock, the board of directors may, subject to the provisions of the resolution or resolutions creating the series of Preferred Stock, declare and pay dividends on the Common Stock as provided in paragraph B.1. of this Article IV, and the holders of shares of Preferred Stock shall not be entitled to share therein, except as otherwise provided in the amendment creating any series.

                  3. Liquidation; Dissolution. The holders of the Preferred Stock of each series shall be entitled upon liquidation or dissolution of the corporation to such preferences as are provided in the amendment creating such series of Preferred Stock, and no more, before any distribution of the assets of the corporation shall be made to the holders of shares of the Common Stock. Whenever the holders of shares of the Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share in all assets of the corporation remaining as provided in paragraph B.2. of this Article
            IV. If, upon such liquidation, dissolution or winding up, the assets of the corporation distributable as aforesaid among the holders of Preferred Stock of all series shall be insufficient to permit full payment to them of said preferential amounts, then such assets shall be distributed ratably among such holders in proportion to the respective total amounts which they shall be entitled to receive as provided in this paragraph 3.

                  4. Voting. Except as otherwise provided by an amendment to the Articles of Incorporation creating any series of Preferred Stock or by the general corporation law of Utah, the Common Stock issued and outstanding shall have and possess the exclusive power to vote for the election of directors and for all other purposes as provided in paragraph B.3. of this Article IV.


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                  5.  Preemptive  Rights.  Except  as  may  be  provided  in the amendment adopted by the board of directors providing for the issue of any series of Preferred Stock, no holder of shares of the Preferred Stock of the corporation shall, as such holder, be entitled as of right to subscribe for, purchase or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of bonds, debentures or other securities convertible into or exchangeable for stock, but all such additional shares of stock of any class, or bonds, debentures or other securities convertible into or exchangeable for stock, may be issued and disposed of by the board of directors on such terms and for such consideration, so far as may be permitted by law, and to such persons, as the board of directors in its absolute discretion may deem advisable.

            B.    COMMON STOCK

                  1. Dividends. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of the Articles of Incorporation, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the corporation as may be declared thereon by the board of directors from time to time out of assets or funds of the corporation legally available therefor.

                  2. Liquidation;  Dissolution. In the event of any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the corporation and after payment or provision for payment to the holders of each series of Preferred Stock of all amounts required in accordance with paragraph A.3. of this Article IV, the remaining assets and funds of the corporation shall be divided among and paid to the holders of Common Stock.

                  3.    Voting.

                        (a) At every meeting of the shareholders every holder of
            Common Stock shall be entitled to one vote in person or by proxy for each share of such Stock standing in his name on the stock transfer records of the corporation.

                        (b) No  shareholder  shall  have  the  right to cumulate
            votes in the election of directors.


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                  4. Preemptive  Rights.  No holder of shares of Common Stock of the corporation shall, as such holder, be entitled as of right to subscribe for, purchase or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of bonds, debentures or other securities convertible into or exchangeable for stock, but all such additional shares of stock of any class, or bonds, debentures or other securities convertible into or exchangeable for stock, may be issued and disposed of by the board of directors on such terms and for such consideration, so far as may be permitted by law, and to such persons, as the board of directors in its absolute discretion may deem advisable.

      B. Article VI of the Articles of Incorporation is hereby amended to read as follows:

                                  ARTICLE VI
                                   DIRECTORS

                  The  board  of  directors  shall  consist  of such  number  of members, which number shall not be less than three and not more than nine as may be determined and established from time to time by the board of directors and shall be divided into three classes, as nearly equal in size as possible. No increase in the maximum number of members shall be made except upon the affirmative vote of not less than two-thirds of the outstanding capital stock of the corporation entitled to vote thereon. The initial terms of directors first elected or reelected by the shareholders after the adoption of this amendment and revision of the Articles of Incorporation shall be for the following terms of office:

                         Class A Directors - One Year

                         Class B Directors - Two Years

                         Class C Directors - Three Years

                  Upon the  expiration  of the initial term  specified  for each class of directors, their successors shall be elected for three-year terms or until such time as their successors shall be elected and qualified, with one class of directors to be elected each year.

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                  Vacancies  on the board of  directors,  whether  the result of removal (with or without cause), death, resignation or otherwise, shall be filled by majority vote of the remaining members of the board of directors, regardless of whether such remaining members constitute a quorum.

                  The corporation  shall nominate persons to serve as members of the board of directors upon the expiration of the term of each class of directors, which nominations shall be submitted to the shareholders at the annual meeting of shareholders for approval. Any nominations for election to the board of directors shall be received, with respect to any annual meeting of shareholders, not later than the date specified by the board of directors for submission of such nominations. Failure to submit timely nominations shall prevent consideration of the nominations at such annual shareholders' meetings.

                  Directors of the  corporation  may be removed "for cause" only upon the affirmative vote of the holders of a majority of the outstanding capital stock entitled to vote thereon. A director may be removed for cause only after a finding that (i) the director engaged in fraudulent or dishonest conduct or gross abuse of authority or discretion, with respect to the corporation and (ii) removal is in the best interests of the corporation. Directors of the corporation may be removed for any reason other than cause only upon the affirmative vote of the holders of not less than two-thirds of the outstanding capital stock of the corporation entitled to vote thereon.


                                     III.

      The number of shares of the capital stock of the Corporation outstanding and entitled to be cast on the foregoing Amendments by the shareholders of the Corporation was 7,239,681 shares of common stock (the "Common Stock"). No other class of shares was issued and outstanding.

                                      IV.

      The  number of shares  of the  Common  Stock  voted for the  Amendment  to
Article IV was 2,962,020 shares; 977,908 shares of the Common Stock were voted against such Amendment. The number of shares of the Common Stock voted for the Amendment to Article VI was 3,161,677 shares; 970,848 shares of the Common Stock were voted against such Amendment.

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      DATED this 12 day of June , 1997.


                                Merit Medical Systems, Inc., a Utah corporation


                                By:   /s/ KENT W. STANGER
                                    -------------------------------------------
                                      Kent W. Stanger, Chief Financial Officer,
                                      Secretary and Treasurer



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